UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2010
ORIENTAL FINANCIAL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Oriental Center Professional Offices Park 997 San Roberto Street, 10th Floor
San Juan, Puerto Rico	00926

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (787) 771-6800

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 9, 2010, Oriental Bank and Trust (“Oriental Bank”), the commercial banking subsidiary of Oriental Financial Group Inc. (the “Company”), entered into an Omnibus Asset Servicing Agreement (the “Servicing Agreement”) with Bayview Loan Servicing, LLC (“Bayview”). Pursuant to the Servicing Agreement, Bayview will service and manage certain single family, multi-family, and commercial mortgage loans and certain commercial construction loans (collectively, the “Assets”) acquired by Oriental Bank from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Eurobank, on April 30, 2010.
     The Servicing Agreement requires that Bayview service the Assets for a five-year term, which may be extended by mutual agreement of the parties, in accordance with (i) certain Asset-related obligations and servicing standards for which Bayview is responsible; (ii) all applicable Asset-related federal, state and local legal and regulatory requirements binding upon Bayview; (iii) generally accepted servicing customs and practices in the servicing industry for the serviced Assets; (iv) applicable Asset-related servicing requirements of the Federal National Mortgage Association, the Federal Home Loan Mortgage Association, and the Federal Housing Administration; and (v) the Asset servicing and reporting obligations imposed on Oriental Bank pursuant to the shared loss, custodial and paying agency, and security agreements between Oriental Bank and the FDIC. Bayview will indemnify Oriental Bank for any failure of Bayview to comply with such requirements.
     Pursuant to the Servicing Agreement, Bayview will receive a monthly base servicing fee of one twelfth of 0.855% of the unpaid principal balance of the Assets and will be reimbursed for certain out-of-pocket expenses reasonably incurred in the servicing of the Assets. For each deed-in-lieu of foreclosure obtained by Bayview and each discounted liquidation (short sale) of a mortgaged property effected by Bayview in connection with an Asset in default, Bayview will receive an incentive fee of one twelfth of the loan rate of the defaulted Asset times the unpaid principal balance of such Asset. At such time that at least 90% of the Assets are no longer covered under Oriental Bank’s shared loss agreements with the FDIC, Bayview will also receive an incentive fee of 2% of the difference between the projected total loss on the Assets and $533 million.
     Oriental Bank may elect to terminate the Servicing Agreement upon 90 calendar days’ prior written notice to Bayview and the payment of a termination fee. If the Servicing Agreement is terminated by Oriental Bank during the first year, the termination fee will be 12 times the average monthly base servicing fee previously paid. If it is terminated between the first and fifth year, the termination fee will be equal to the monthly base servicing fee paid during the previous 6 months.
     The foregoing summary of the Servicing Agreement is not complete and is qualified in its entirety by reference to the full text of the Servicing Agreement and certain appendices attached thereto, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Omnibus Asset Servicing Agreement, dated as of June 9, 2010, between Oriental Bank and Trust and Bayview Loan Servicing, LLC
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.
Date: June 11, 2010	By:	/s/ Carlos O. Souffront
Carlos O. Souffront
General Counsel and Secretary of the Board of Directors